Exhibit 99.1

Interface, Inc. Announces Leadership Transition

Dan Hendrix Named President and CEO

Jay Gould Leaves the Company as President and CEO

ATLANTA, Jan. 21, 2020 /PRNewswire/ -- Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced that its Board of Directors has named Dan Hendrix, most recently Chairman of the Board of Interface as President and Chief Executive Officer, effective immediately. Hendrix will also maintain his position as Board Chairman.

Hendrix succeeds Jay Gould who was terminated after an investigation concluded that he engaged in personal behavior that violated Company policy and core values. Interface confirmed that this leadership transition is unrelated to the Company's operational or financial performance. In naming Hendrix to the CEO position, the Board executed its leadership succession plan. The Company will commence a search for internal and external candidates for a successor CEO.

"Dan reassumes the leadership of this great company at a time of meaningful growth and strong financial performance, and the Board has every confidence that he is the best leader to continue executing our strategic plan,” said Lead Independent Director of the Board, Chris Kennedy. “He has the right mix of familiarity, experience and passion for the company to lead us forward through this period of transition. Appointing Dan to this position will establish a tone at the top that the Company’s shareowners, employees, customers, and partners expect. In addition, Dan was instrumental in helping to shape the Company's strategic plan, which has transformed our business and set us on the right path.”

Hendrix served as CEO of Interface from 2001 to 2017 and was succeeded by Gould. “During my 37 years with this incredible company, I have had the privilege to work in an organization filled with talented people that are passionate and driven by a clear purpose,” he said. “I am committed to upholding our rich heritage and driving value for our four stakeholders: our shareowners, our employees, our customers, and the environment. We have strong momentum as we kick off 2020 and I am energized by this challenge. I look forward to guiding Interface’s continued success.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including: the risk that the Company may have overestimated the future contribution of the nora business to the Company’s combined results; risks related to integration of the combined businesses; risks related to the increased indebtedness the Company incurred to complete the acquisition; risks related to the increased reliance on international business the Company will experience; and risks and uncertainties associated with economic conditions in the commercial interiors industry. Additional risks and uncertainties that may cause actual results to differ materially from those predicted in forward-looking statements also include, but are not limited to the risk factor included in Part II, Item 1A of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2018: “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings”; “We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business , or competing on product design”; “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including sales personnel), and our loss of any of them could affect us adversely”; “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations”; “The uncertainty surrounding the implementation and effect of the U.K. exiting the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition”; “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers”; “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber or our sole third party supplier for luxury vinyl tile (“LVT”) could have a material adverse effect on us”; “If we fail to realize the expected synergies and other benefits of the nora acquisition, our results of operations and stock price may be negatively affected”; “We have a significant amount of indebtedness, which could have important negative consequences to us”; “The market price of our common stock has been volatile and the value of your investment may decline”; “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets”; “Changes to our facilities could disrupt our operations”; “Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events”; and “Disruptions to or failures of our information technology systems could adversely effect on our business.”

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

About Interface
Interface, Inc. is a global flooring company specializing in carbon neutral carpet tile and resilient flooring, including luxury vinyl tile (LVT) and nora® rubber flooring. We help our customers create high-performance interior spaces that support well-being, productivity, and creativity, as well as the sustainability of the planet. Our mission, Climate Take Back™, invites you to join us as we commit to operating in a way that is restorative to the planet and creates a climate fit for life.

Learn more about Interface at interface.com and blog.interface.com, our nora brand at nora.com, our FLOR® brand at FLOR.com, and our Carbon Neutral Floors™ program at interface.com/carbonneutral.

Follow us on Twitter, YouTube, Facebook, Pinterest, LinkedIn, Instagram, and Vimeo.

Media Contact:

Christine Needles

Global Corporate Communications

Christine.Needles@interface.com

+1 404-491-4660